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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in this Registration Statement on Form N-1A of our report dated February 7, 2000, relating to the financial statement and financial highlights of Morgan Stanley Dean Witter Tax-Free Daily Income Trust referred to in such report, which appears in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
February 26, 2001